                                                                 EXHIBIT 10.43














                            ACME METALS INCORPORATED

                   SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN

                       RESTATED EFFECTIVE NOVEMBER 1, 1994
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                                TABLE OF CONTENTS
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ARTICLE 1
Administrative Committee . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     1.1  Appointment of Administrative Committee. . . . . . . . . . . . . .   1
     1.2  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.3  Powers and Duties. . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.4  Immunity of Committee. . . . . . . . . . . . . . . . . . . . . . .   4
     1.5  Claims and Review Procedures . . . . . . . . . . . . . . . . . . .   5

ARTICLE 2
Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     2.1  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.2  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.3  Rights of Spouse . . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.4  Certification of Participation and Compensation to Committee . . .  11
     2.5  Determination of Eligibility . . . . . . . . . . . . . . . . . . .  11
     2.6  Loss of Participation Eligibility with Continued Employment. . . .  11

ARTICLE 3
Company Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

     3.1  Formula. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.2  Definition: Earnings . . . . . . . . . . . . . . . . . . . . . . .  13
     3.3  Form of Company Contributions. . . . . . . . . . . . . . . . . . .  16
     3.4  Determination of Contribution. . . . . . . . . . . . . . . . . . .  16
     3.5  Payment of Contributions . . . . . . . . . . . . . . . . . . . . .  16
     3.6  Non-Reversion. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.7  Withdrawal from Accounts During Employment . . . . . . . . . . . .  17

ARTICLE 4
Investment Directions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

     4.1  Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.2  Manner of Making Directions; New Participants. . . . . . . . . . .  20
     4.3  Change of Investment Direction . . . . . . . . . . . . . . . . . .  21
     4.4  Committee to Forward Investment Directions . . . . . . . . . . . .  22

ARTICLE 5
401(k) Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

     5.1  Qualified Elective Contributions . . . . . . . . . . . . . . . . .  22
     5.2  Payment of Qualified Elective Contributions. . . . . . . . . . . .  23
     5.3  Excess Contributions . . . . . . . . . . . . . . . . . . . . . . .  23
     5.4  Distribution of Excess Contributions . . . . . . . . . . . . . . .  24
     5.5  Distribution of Excess Deferrals . . . . . . . . . . . . . . . . .  25

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                                     - ii -


     5.6  Earnings on Amounts Distributed. . . . . . . . . . . . . . . . . .  26
     5.7  Withdrawal from 401(k) Fund. . . . . . . . . . . . . . . . . . . .  27
     5.8  Withdrawal of Voluntary Contributions. . . . . . . . . . . . . . .  29
     5.9  Withdrawal by Officer or Director. . . . . . . . . . . . . . . . .  30

ARTICLE 6
Allocation of Increases or Decreases
In Net Worth of the Trust Assets and
Maintenance of Participants' Accounts. . . . . . . . . . . . . . . . . . . .  30

     6.1  Determination of Increase or Decrease in Net Worth of Trust
          Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.2  Maintenance and Adjustment of Participants' Accounts . . . . . . .  31
     6.3  Limitations on Annual Additions. . . . . . . . . . . . . . . . . .  34
     6.4  Top-Heavy Provisions . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 7
Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

     7.1  Normal Distribution. . . . . . . . . . . . . . . . . . . . . . . .  41
     7.2  Distribution Upon Death. . . . . . . . . . . . . . . . . . . . . .  41
     7.3  Distribution Upon Termination of Employment. . . . . . . . . . . .  42
     7.4  Allocation of Forfeitures. . . . . . . . . . . . . . . . . . . . .  42
     7.5  Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . . .  43
     7.6  Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . . .  48
     7.7  Payment of Benefits; Incompetency. . . . . . . . . . . . . . . . .  50
     7.8  Continuous Service . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 8
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

     8.1  Appointment of Trustee . . . . . . . . . . . . . . . . . . . . . .  53
     8.2  Establishment and Acceptance of Trust. . . . . . . . . . . . . . .  53
     8.3  Investment of Trust Assets . . . . . . . . . . . . . . . . . . . .  53
     8.4  Voting of Shares . . . . . . . . . . . . . . . . . . . . . . . . .  55
     8.5  Voting of Company Stock Fund Shares. . . . . . . . . . . . . . . .  56
     8.6  Powers of Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  59
     8.7  Valuation of Investment Funds. . . . . . . . . . . . . . . . . . .  60
     8.8  Payment from the Trust Assets. . . . . . . . . . . . . . . . . . .  61
     8.9  Employment of Agents Authorized. . . . . . . . . . . . . . . . . .  61
     8.10 Payment of Compensation, Expenses and Taxes. . . . . . . . . . . .  62
     8.11 Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     8.12 Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     8.13 Immunity of Trustee. . . . . . . . . . . . . . . . . . . . . . . .  64
     8.14 Removal, Resignation and Appointment of Successor Trustee. . . . .  65

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                                     - iii -


     8.15 Appointment of Investment Adviser. . . . . . . . . . . . . . . . .  66
     8.16 Division of Responsibility . . . . . . . . . . . . . . . . . . . .  68

ARTICLE 9
Amendment, Transfer and Termination. . . . . . . . . . . . . . . . . . . . .  69

     9.1  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     9.2  Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . .  70
     9.3  Termination; Discontinuance of Contributions . . . . . . . . . . .  71
     9.4  Discontinuance of Participation. . . . . . . . . . . . . . . . . .  71

ARTICLE 10
Coverage of Employees of Subsidiaries
and Newly Acquired Facilities. . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE 11
Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .  73

     11.1  Participants' Rights, Acquittance . . . . . . . . . . . . . . . .  73
     11.2  Spendthrift Clause. . . . . . . . . . . . . . . . . . . . . . . .  73
     11.3  Delegation of Authority by the Company. . . . . . . . . . . . . .  74
     11.4  Construction of Agreement . . . . . . . . . . . . . . . . . . . .  74
     11.5  Gender and Number; Headings . . . . . . . . . . . . . . . . . . .  74
     11.6  Limitation of Liability; Exhaustion of Remedies . . . . . . . . .  75

                            ACME METALS INCORPORATED
                   SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN


     THIS AGREEMENT made this ________ day of ____________, 1994, effective as of November 1, 1994, between ACME METALS INCORPORATED (the "Company") and HARRIS TRUST AND SAVINGS BANK (the "Trustee"),

                              W I T N E S S E T H:
     WHEREAS, the Acme Steel Company Salaried Employees Retirement Savings Plan was amended and restated effective as of January 1, 1990, and was subsequently amended by Amendments 1 through 4; and

     WHEREAS, Acme Steel Company assigned the Plan to the Company and the Company assumed and adopted the Plan effective June 1, 1992; and

     WHEREAS, the Plan was thereafter amended by Amendments 5 and 6; and

     WHEREAS, the Company desires to restate the Plan in its entirety to incorporate all amendments to the Plan;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee agree upon the following provisions:
                                    ARTICLE 1
                            Administrative Committee
     1.1 APPOINTMENT OF ADMINISTRATIVE COMMITTEE. The Plan shall be administered by an administrative committee consisting of not less than six persons nor more than 10 (the "Committee") who shall be appointed by the Board of Directors of the Company. The Board shall have full power to determine the period during which any Committee member shall serve and in its discretion may remove any member of the Committee at any time without assigning any reason for such
removal.   The members of the Committee may be Participants.  Any member of the
Committee shall automatically cease to be a member of the Committee on termination of his employment. An officer of the Company shall certify to the Trustee the names of the members of the Committee and thereafter any change in its membership.


     1.2 QUORUM. The action of a majority of the members of the Committee at the time acting hereunder, and any instrument executed by a majority of such members of the Committee, shall be considered the action or instrument of the Committee. Action may be taken by the Committee at a meeting or in writing without a meeting.

     No member of the Committee, however, shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan.

     The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the Committee, until the

Committee shall file with the Trustee a written revocation of such designation.

     1.3 POWERS AND DUTIES. The Committee shall be charged with the administration of this Plan and its duties shall include the interpretation of the provisions of the Plan, the adoption of any rules and regulations which may become necessary or desirable in the operation of the Plan, the determination of how and when benefits shall be paid, the keeping of individual accounts of each Participant in the Plan, the making of such determinations and the taking of such actions as are expressly authorized or directed in the Plan, and the taking of such other actions as may be required for the proper administration of the Plan in accordance with the terms hereof.

     The Committee may adopt and amend, from time to time, rules of uniform application (l) permitting a change in investment direction provided in Section
4.3 to be made more or less frequently than once in a calendar quarter, (2) permitting a withdrawal of contributions as provided in Section 3.7 to be made more or less frequently than once in a calendar quarter and (3) permitting a change in the rate of voluntary contributions as provided in Section 5.1 to be made more or less often than once in a calendar quarter.

     The Plan shall be administered in accordance with the Employee Retirement Income Security Act of 1974, Public Law 93-406 ("ERISA"), the Tax Equity and Fiscal Responsibility Act of 1982, Public Law 97-248, ("TEFRA") the Deficit Reduction Act of 1984, Public Law 98-369 ("DEFRA"), the Retirement Equity Act of 1984, Public Law 98-397 ("REA"), the Tax Reform Act of 1986, Public Law 99-514 ("TRA"), and the applicable provisions of the Internal Revenue Code of 1986 as heretofore or hereafter amended (the "Internal Revenue Code"), as all may be amended from time to time, and in conformity to regulations and rulings issued pursuant to such laws.

     Within the scope of authority conferred upon it by this Agreement and consistent with the provisions of ERISA, the Committee shall make all decisions as to the facts bearing upon the right of any person to benefits and the application of any term of the Agreement or any rule of the Committee to any case.

     The Committee may employ such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such persons may be acting in a similar capacity for, or may be employees of, the Company. To the extent permitted by ERISA, the Committee shall be entitled to rely upon and shall be fully protected in any action taken by it in good faith in reliance upon and in accordance with any opinions or reports furnished to it by any such accountant, counsel or other specialist.

     1.4 IMMUNITY OF COMMITTEE. To the extent permitted by ERISA, each member of the Committee, whether or not then in office, shall be held harmless and indemnified by the Company against all claims and liabilities and all expenses reasonably incurred or imposed upon him in connection with or resulting from any action, suit or proceeding, or settlement or compromise thereof approved by the Company, to which he may be made a party by reason of any action or alleged action, either of omission or commission, performed by him while acting as a member of the Committee, except in relation to matters as to which recovery shall be had against him by reason of a final adjudication in such action, suit or proceeding finding him guilty of willful misconduct or lack of good faith. Plan assets shall not be used as a source for any compensation paid to members of the Committee by reason of their service on the Committee. All reasonable expenses of the Committee properly and actually incurred shall be paid by the Company. Members shall not be required individually to furnish bonds or other security for faithful performance of their duties. The Company shall furnish bonding as required by ERISA.

     1.5 CLAIMS AND REVIEW PROCEDURES. If any difference shall arise between the Company and any Participant who shall be an applicant for a benefit, or to whom an account balance may be distributable, as to such Participant's right to a benefit or the amount of his distribution and agreement cannot be reached between the Company and the Participant, the Participant or his authorized representative shall file a claim for a distribution in the manner and on the forms provided by the Committee. The Committee shall decide on the merits of such claim within 60 days after receipt of the claim. The Participant and his authorized representative, if any, shall be notified in writing of a favorable decision. If a claim is wholly or partially denied, notice of the decision shall be furnished within 60 days after receipt of the claim by the Committee. Such notice shall be written in a manner calculated to be understood by the claimant and shall include:

     (a)  the specific reason or reasons for the denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d)  an explanation of the Plan's claim review procedure.

If notice of denial of a claim is not furnished within the 60 days referred to above after receipt of the claim by the Committee and the claim has not been granted, the claim shall be deemed denied for purposes of proceeding to review as described herein. A claimant whose claim for benefits is denied in whole or in part or his authorized representative may:

     (a) request a review upon written application to the Committee within 60 days after receipt by the claimant of written notice of the denial of his claim or within 120 days of receipt of his claim by the Committee if there is no notice of denial;

     (b)  review pertinent documents in the Company's offices;

     (c)  submit positions on issues and comments in writing;

     (d) in the Committee's discretion, make an oral presentation before the Committee.

The Committee shall promptly review each denial of a claim upon which an application for review is submitted. Such review shall be completed within 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a timely request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                    ARTICLE 2

                                   ELIGIBILITY

     2.1 ELIGIBILITY. Each regular full-time employee shall become eligible to participate in the Plan on the April 1, July 1, October 1, or January 1 coinciding with or next following the date on which he completes three months of continuous service with the Company following his most recent date of hire. For the purpose of calculating three months of continuous service with the Company, an employee's continuous employment with any predecessor employer designated by the Committee shall be taken into account.

     Each part-time or temporary employee shall become eligible to participate in the Plan on the April 1, July 1, October 1, or January 1 coinciding with or next following the date on which he completes a Year of Service with the Company following his most recent date of hire. For the purpose of calculating a Year of Service in the preceding sentence, each employee's continuous employment with any predecessor employer designated by the Committee shall be taken into account.

     Notwithstanding any other provisions in this Section 2.1, if any former Participant in the Plan is reemployed, he shall be eligible to participate in the Plan as of the April 1, July 1, October 1 or January 1 coinciding with or next following his reemployment date.

     2.2 DEFINITIONS. The term "employee" means any salaried person employed by the Company and any other person in a group designated by the Committee to be considered "employees" under the Plan as provided in Article 10. The term "employee" also includes employees who are also directors. The term "regular full-time employee" means any employee who regularly works a normal schedule of 40 hours per week. The term "part-time employee" means any employee who regularly works a normal schedule of less than 40 hours per week. The term "temporary employee" means any employee hired to work a normal schedule of 40 hours per week during a period of fixed or limited duration which does not exceed 12 months.

     The term "Year of Service" means any 12-month period during which the employee completes at least 1,000 Hours of Service.

     The term "Hour of Service" means each period of 60 minutes of employment with the Company for which (a) an employee is directly or indirectly paid, or entitled to payment, for the performance of duties or for reasons other than the performance of duties or for which (b) back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Company. When required in determining eligibility, Hours of Service shall be credited to the employee under (a) for the period in which the duties were performed and under (b) for the period or periods to which the award or agreement pertains rather than the period in which made, but Hours of Service shall not be credited more than once with respect to the same 60-minute period or periods of employment. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations.

     The term "Highly Compensated Participant" means a Participant who during the Plan Year in question or the prior Plan Year (a) was an owner of 5% or more of the outstanding stock of the Company or stock possessing more than 5% of the voting power of the Company, or (b) received compensation exceeding $75,000, or
(c) received compensation exceeding $50,000 and was one of the 20% of the employees who received the highest compensation from the Company for the Plan Year, or (d) was an officer of the Company and received compensation exceeding $45,000 during the Plan Year, provided that the foregoing compensation amounts shall be adjusted from time to time in accordance with regulations of the Secretary of the Treasury relating to the maximum dollar limitation on additions to defined contribution plans under Section 415(d)(1) of the Internal Revenue Code. All other Participants are Nonhighly Compensated Participants.

     2.3 RIGHTS OF SPOUSE. On the death of a Participant, the full value of any benefits available under the Plan shall be distributed to the Participant's surviving spouse in accordance with Section 7.5 or, if the Participant is not survived by a spouse, to the beneficiary or beneficiaries as the Participant shall have designated on forms provided by and filed with the Committee. Notwithstanding the foregoing sentence, a Participant may elect to designate another person or persons as beneficiary if the Participant's spouse consents in writing. In such written consent, the spouse shall acknowledge the effect of the election. The spouse's signature on the consent must be witnessed by a notary public or a representative of the Committee. The Committee may accept designation of a non-spouse beneficiary without such consent if the Participant establishes to the Committee's satisfaction that there is no spouse or the spouse cannot be located. A consent shall be valid only as to the spouse who signed the consent. Another written consent as specified above is required for each subsequent change of beneficiary.

     2.4 CERTIFICATION OF PARTICIPATION AND COMPENSATION TO COMMITTEE. The Company, within a reasonable time after the last day of each calendar quarter, shall certify to the Committee (a) the names of all Participants as of such last day, (b) the earnings (as defined in Section 3.2) of each Participant for such quarter, and (c) the amount of the Company's contribution for the quarter with respect to such Participants as provided in Section 3.1 hereof.

     2.5 DETERMINATION OF ELIGIBILITY. The Committee shall determine the eligibility of each employee for participation in the Plan. Subject to Section 1.5, such determination shall be conclusive and binding upon all persons.

     The Company shall notify the Committee of the reemployment of any Participant as an employee within 10 days following the date thereof. Upon receipt of such notice of reemployment the Committee shall notify the Trustee and any remaining balances shall not be distributed unless the Participant shall make an election as hereinafter provided.

     2.6 LOSS OF PARTICIPATION ELIGIBILITY WITH CONTINUED EMPLOYMENT. If a Participant ceases to be an "employee" as defined in Section 2.2, but continues in the employ of the Company or a member of the controlled group of corporations or businesses of which the Company is a member, his participation in the Plan shall continue to the end of the quarter but thereafter shall be suspended. During the period of any such suspension, the Participant shall not be entitled to make any contributions to the Plan nor shall any contributions be made thereto on his behalf. The account balance of any such Participant shall be held in trust until withdrawn or distributable on account of retirement, disability, death or termination of employment. In the event any such Participant shall again become an "employee" as defined in
Section 2.2, the suspension shall immediately cease.

                                    ARTICLE 3
                              COMPANY CONTRIBUTIONS

     3.1 FORMULA. For each quarter the Company shall contribute to the Trust an amount equal to 7-1/2% of each Participant's earnings (as such term is hereinafter defined) during such quarter on behalf of each Participant who is eligible as of the last day of the quarter and who was actively employed throughout such quarter. The Company intends that its contributions will normally be made from its current or accumulated profits, but the existence of current or accumulated profits shall not be a prerequisite for the Company's contribution in any quarter. The Company shall contribute to the Trust a pro rata amount based on the period of employment during the quarter on behalf of a Participant whose eligibility continues to the end of the quarter in accordance with Section 2.6.

     A portion of the contribution made by the Company each quarter on behalf of each Non-Highly Compensated Participant shall be allocated to each such Participant's 401(k) fund (as defined in Section 6.2). That portion for each quarter shall be equal to the lesser of 2% of each Non-Highly Compensated Participant's earnings for the quarter or the entire contribution made by the Company on behalf of the Participant for the quarter. The balance of the Company's contribution for the quarter, if any, shall be allocated to each Participant's retirement savings fund (as defined in Section 6.2). The portion of the Company contribution allocated to such Participant's 401(k) fund shall be treated as a qualified nonelective contribution under Section 5.3 in any Plan Year in which the requirements of Income Tax Regulations Section 1.401(k) - 1(b)(5) are satisfied with respect to such contribution and in which the qualified nonelective contribution is required to prevent excess contributions from occurring.

     3.2 DEFINITION: EARNINGS. The term "earnings" as used herein shall mean wages, salary, commissions, overtime, incentive or bonus pay for services rendered to the Company, excluding (a) any payments for supplemental sickness and accident benefits payable under a program benefiting salaried employees of the Company; (b) any payments by the Company (or debits) representing unused credits (or debits) under any program of flexible benefits utilizing an individual spending account for each Participant; provided, however, that amounts which a Participant elects to have credited to his account under a plan meeting the requirements of Section 125 of the Internal Revenue Code shall not be excluded from the definition of earnings of the Participant but shall be treated as earnings for purposes of this Plan; (c) contributions by the Company to any public or private employee pension, profit sharing plan or employee stock ownership plan made on behalf of a Participant, provided, however, that qualified elective contributions under Article 5 of this Plan shall not be excluded from the definition of earnings of a Participant but shall be treated as earnings for purposes of this Plan; (d) any income or gain received by or imputed to a Participant in respect of a stock option (or the receipt or sale of stock acquired pursuant thereto) or of a stock appreciation right, a stock award, or restricted stock purchase, or under any compensation plan unless such plan provides for payment in cash only, provided, however, that payments of awards in the form of common stock or other securities of the Company under the Company's Executive Incentive Compensation Plan shall not be excluded from the definition of earnings of a Participant; (e) any amounts which the Company is prohibited by Section 415 of the Internal Revenue Code from contributing to a Participant's account; (f) severance payments or premium reimbursements by the Company; and (g) any other non-payroll income item received from the Company.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual earnings of each Participant taken into account under the Plan shall not exceed the OBRA '93 Annual Compensation Limit. The OBRA '93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which earnings are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Internal Revenue Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision.

     If earnings for any prior determination period are taken into account in determining a Participant's benefits accruing in the current Plan Year, the earnings for that prior determination period are subject to the OBRA '93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is $150,000.

     3.3 FORM OF COMPANY CONTRIBUTIONS. The Company's contributions hereunder may be in the form of cash or other property, including stock of the Company, or any subsidiary of the Company. The value of property contributed under the provisions of this Section 3.3 shall be its fair market value at the time it is contributed.

     3.4 DETERMINATION OF CONTRIBUTION. The Company shall determine and certify to the Committee the amount of any contribution made by it under the terms of this Agreement and such determination shall be binding on all Participants, the Committee, and the Company.
     The Trustee shall have no right or duty to inquire into the amount of the Company's contributions and shall be accountable only for funds actually received by it.

     3.5 PAYMENT OF CONTRIBUTIONS. The contribution for each quarter shall be paid to the Trustee within 60 days after the close of each quarter.

     3.6 NON-REVERSION. In no event shall the principal or income of this trust be paid to or revert to the Company, or be used for any purpose whatsoever other than for the exclusive benefit of the Participants or their beneficiaries.

     3.7 WITHDRAWAL FROM ACCOUNTS DURING EMPLOYMENT. A Participant may, by a request filed in writing with the Committee at least 30 days (or such shorter period as the Committee shall establish) in advance, elect to make withdrawals from the vested portion of his retirement savings fund in accordance with the following rules:

     (a) With respect to the portion of his account attributable to Company contributions made with respect to his earnings prior to January 1, 1982, a Participant may withdraw at the end of any calendar quarter (the "distribution date") all or any part thereof.

     (b) With respect to the portion of his account attributable to Company contributions made to the Participant's account with respect to his earnings after January 1, 1982, a Participant may make a withdrawal, with the approval of the Committee, for the purpose of (i) paying medical expenses arising from accident, sickness or disability incurred by the Participant or a member of his family, (ii) paying educational expenses of the Participant or a member of his family, or
          (iii) purchasing a residence or making a home improvement or addition to the residence of the Participant. Withdrawals under this subparagraph (b) shall be limited to the lesser of (i) the portion of a Participant's account which exceeds the Company contributions credited to his account during the two-year period preceding the date of withdrawal, or (ii) 40% of that portion of the Participant's account attributable to Company contributions with respect to the Participant's earnings after January 1, 1982 which is vested in accordance with Section 7.3. Withdrawals under this subparagraph (b) shall be effective as of the end of the calendar quarter in which approved and the Committee shall not approve such withdrawals more frequently than annually.

     (c) Notwithstanding anything in this Section 3.7 to he contrary, any Participant who is an "officer or director," as those terms are defined under Section 16 of the Securities Exchange Act of 1934 ("Officer/Director Participant"), who elects to make a withdrawal from the portion of his retirement savings fund invested in the Company Stock Fund, other than in connection with a disability, shall be suspended from the Company Stock Fund for a six-month period following the date of such withdrawal during which period of suspension, the Officer/Director Participant shall not be entitled to make any contributions to the Company Stock Fund nor shall any contributions be made thereto on his behalf.

Withdrawals under this Section shall be distributed in cash. The claims and review procedure set forth in Section 1.5 shall apply to any request by a Participant for a withdrawal under this Section 3.7 which is denied in whole or in part by the Committee. The Committee shall have sole discretion to interpret this Section 3.7. The Committee's decision on review of the Participant's appeal shall be final and binding on all persons and shall be upheld on review unless determined to be arbitrary or capricious.

                                    ARTICLE 4

                              INVESTMENT DIRECTIONS

     4.1 INVESTMENT FUNDS. Company contributions to the retirement savings fund, qualified nonelective deferrals and qualified elective deferrals allocated to the 401(k) fund and (prior to January 1, 1989) each Participant's voluntary contributions shall be invested by the Trustee as a single trust in one or more of the following funds in proportion to written directions which Participants shall from time to time file with the Committee (hereinafter referred to as "investment directions").

     COMPANY STOCK FUND, which shall consist solely of shares of Acme Metals Incorporated common stock, or securities convertible into Acme Metals Incorporated common stock;

     DIVERSIFIED INVESTMENT FUND, which shall consist of a diversified selection of bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks, real estate or interests therein, certificates of deposit, commercial paper, obligations of the United States government or any agency or instrumentality thereof, or in any other property, real or personal, as the Trustee may acquire. The diversified investment fund may include units of participation in mutual or group funds which funds may include securities of the Company;

     CASH EQUIVALENTS FUND, which shall consist of certificates of deposit, commercial paper, United Treasury bills, and such other short-term fixed income investments as the Trustee may acquire. The cash equivalents fund may include units of participation in money market or other appropriate mutual funds.

     EQUITY INVESTMENT FUND, which shall consist primarily of common and preferred stocks of private corporations and other ownership interests. The equity investment fund may include units of participation in equity mutual funds.

     Each Participant shall acquire an undivided pro rata interest in each of the above investment funds (and in the earnings or losses of such funds, as hereinafter determined) in accordance with his investment direction.

     4.2 MANNER OF MAKING DIRECTIONS; NEW PARTICIPANTS. Each new Participant in the Plan shall file an investment direction with the Committee at least 30 days (or such shorter period as the Committee shall establish) prior to the date on which he becomes eligible to participate. In the absence of such direction, the Committee shall file a direction with the Trustee on behalf of the Participant directing that contributions under Section 3.1 and 5.1 be invested in the diversified investment fund. The investment direction filed by or on behalf of a new Participant under this Section shall be irrevocable for the remainder of the calendar quarter in which the direction takes effect.

     4.3 CHANGE OF INVESTMENT DIRECTION. A Participant may at any time, effective as of the beginning of the following calendar quarter, change his investment direction by filing a new investment direction with the Committee at least 30 days (or such shorter period as the Committee shall establish) prior to such date. Notwithstanding anything in this Section 4.3 to the contrary, any Officer/Director Participant who desires to change his investment direction either from or into the Company Stock Fund may do so only by filing a new investment direction with the Committee at least 30 days (or such shorter period as the Committee shall establish) prior to such date and during a period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. In no event shall an Officer/Director Participant file such a new investment direction within six months after the date of his most recent previous filing of such an investment direction. A change in investment direction may apply to the

Participant's existing account as of such date or to future contributions made under Sections 3.1 and 5.1, or both, as he may elect.

     4.4 COMMITTEE TO FORWARD INVESTMENT DIRECTIONS. All investment directions shall be made on forms provided by and filed with the Committee, and the Committee shall direct the Trustee to make investments in accordance with such investment directions. The Trustee shall be entitled to rely upon the validity and accuracy of the directions received from the Committee.

                                    ARTICLE 5

                              401(k) CONTRIBUTIONS

     5.1 QUALIFIED ELECTIVE CONTRIBUTIONS. A Participant may elect in writing on a form provided by the Committee to reduce his earnings for each payroll period by a specified percentage not less than one-half of 1% nor more than 10% of his earnings for the period. The Company shall contribute the amount so elected (referred to herein as "qualified elective contributions") to the Trustee to be allocated to each Participant's 401(k) fund (as defined in Section 6.2). Once each quarter a Participant may change the rate of qualified elective contributions or may discontinue qualified elective contributions effective as of the beginning of the following month by giving notice on a form provided by and filed with the Committee. Qualified elective contributions and any increase or decrease in the amount of a Participant's qualified elective contributions shall be made in increments of one-half of 1% of his earnings. A Participant's qualified elective contributions during any taxable year of the Participant shall not exceed $7,000 or such higher amount as is permitted from time to time by regulations of the Secretary of the Treasury. The Committee in its discretion may prospectively decrease the rate of qualified elective contributions of any Participant at any time in order to prevent qualified elective contributions in excess of the amount permitted in the preceding sentence (hereinafter referred to as "excess deferrals") or to satisfy the nondiscrimination test set forth below in Section 5.3.

     5.2 PAYMENT OF QUALIFIED ELECTIVE CONTRIBUTIONS. Qualified elective contributions shall be paid by the Company to the Trustee not later than 60 days following the last day of the payroll period to which they relate, and in no event shall such payments be made later than the date for filing the Company's income tax return for the Plan Year to which they relate.

     5.3 EXCESS CONTRIBUTIONS. The term "excess contributions" means the amount of qualified elective contributions of Highly Compensated Participants in excess of the amount permitted under the terms of this Section 5.3. Highly Compensated Participants' qualified elective contributions shall be treated as excess contributions in any Plan Year to the extent that the average contribution percentage of Highly Compensated Participants is more than the greater of (a) one and one-quarter times or (b) two times (provided that the difference between the average contribution percentage of Highly Compensated Participants and the average contribution percentage of Non-Highly Compensated Participants does not exceed two percentage points) the average contribution percentage of Non-Highly Compensated Participants. If a Participant is a Highly Compensated Participant in two or more plans which allow for qualified elective contributions, the qualified elective contributions under all the plans shall be aggregated for the purpose of determining the average contribution percentage of Highly Compensated Participants under this Plan. The term "average contribution percentage" with respect to Highly Compensated Participants means the average, calculated separately, of the rate of each such Participant's qualified elective contributions, and with respect to Non-Highly Compensated Participants means the average, calculated separately, of the rate of each such Participant's qualified nonelective contributions (if taken into account in the Plan Year as provided in Section 3.1) and qualified elective contributions.

     5.4 DISTRIBUTION OF EXCESS CONTRIBUTIONS. The Committee shall determine the amount of each Participant's excess contributions by reducing the contribution percentages of Highly Compensated Participants in the order of size of the contribution percentage until the average contribution percentage of Highly Compensated Participants is equal to the level permitted by the preceding Section. In the event that excess contributions are made with respect to any Participant in any Plan Year, the Committee may, within 2-1/2 months after the end of the Plan Year in which the excess contribution is made, recharacterize all or any part of a Participant's excess contribution as a voluntary contribution and shall allocate the amount so recharacterized to the participant's voluntary fund. Any excess contribution which is not recharacterized shall be distributed to the Participant within 2-1/2 months after the end of the Plan Year in which the excess contribution is made. If the Committee fails to recharacterize or distribute all or any portion of an excess contribution within the 2-1/2 month period following the end of the Plan Year in which the excess contribution is made, it shall distribute such amount to the Participant prior to the end of the Plan Year following the year in which the excess contribution is made.

     5.5 DISTRIBUTION OF EXCESS DEFERRALS. In the event that a Participant's qualified elective contributions in any taxable year of the Participant exceed $7,000, or any higher amount permitted by regulations of the Secretary of the Treasury, the Committee shall direct the Trustee to distribute the excess deferrals to the Participant on or before the April 15 following the end of the taxable year in which the excess deferrals were received by the Trustee. Excess deferrals may be distributed to a Participant in the same taxable year in which received by the Trustee, provided that the Committee and the Participant designate the distribution as an excess deferral and the distribution is made after the date on which the Trustee received the excess deferral.

     5.6 EARNINGS ON AMOUNTS DISTRIBUTED. Any distribution of excess contributions or of excess deferrals shall include dividends, interest and changes in the value of assets attributable to the amount distributed. This portion of the income (or loss) shall be determined for the Plan Year of the excess contribution or the Participants' taxable year of the excess deferral by multiplying the income (or loss) on the Participant's 401(k) fund during the Plan Year or taxable year in question by a fraction in which the numerator is the excess amount and the denominator is the balance in the Participant's 401(k) fund as of the end of the Plan Year or taxable year disregarding the income (or loss) on the 401(k) fund for the year. The amount of income (or loss) so determined shall be increased by 10% for each complete and partial calendar month between the last day of the Plan Year or taxable year and the date of distribution. For this purpose the month in which distribution is made shall be taken into account if distribution is made after the 15th day of the month and shall be disregarded if distribution is made on or before the 15th day of the month.

     5.7 WITHDRAWAL FROM 401(K) FUND. A Participant may, by a request filed in writing with the Committee at least 30 days (or such shorter period as the Committee shall establish) in advance, elect to make withdrawals from the portion of his 401(k) fund consisting of his qualified elective contributions at any time if necessary to meet an immediate and heavy financial need of the Participant. A withdrawal will be considered to be for such a need if it is made for the purpose of (a) paying medical expenses incurred by the Participant or the Participant's spouse or dependents, (b) paying tuition for the next semester or of post-secondary education for the Participant, his spouse or dependents, (c) purchasing a principal residence, excluding mortgage payments, of the Participant, or (d) preventing the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant's principal residence.

     A withdrawal will be considered necessary to meet the need if (a) the need cannot be met from insurance proceeds or other reimbursement or compensation,
(b) the Participant's assets and those of his spouse and minor children that are reasonably available to him are insufficient to meet the need or, even if sufficient, cannot reasonably be liquidated for that purpose without causing further hardship, (c) the need cannot be met by the Participant's ceasing to make qualified elective contributions, (d) the available distributions from this Plan or any other Plan of the Company are inadequate to meet the need and (e) the Participant is unable to borrow funds from commercial sources on reasonable commercial terms to meet the need. The Committee shall be permitted to rely on the Participant's representations as to the existence of the conditions described above in order to establish the necessity for the withdrawal unless it appears to the Committee to be unreasonable to do so.

     In the event that a Participant makes a withdrawal under this Section 5.7, the following limitations will apply:

     (a) The Participant shall not be permitted to elect qualified elective contributions during the 12-month period following the withdrawal; and

     (b) The Participant's qualified elective contributions during the Participant's taxable year following the taxable year of his withdrawal shall not exceed the amount by which the Participant's qualified elective contributions for the taxable year of the withdrawal is less than the limit on qualified elective contributions under Section 402(g) of the Internal Revenue Code for the subsequent taxable year.

Notwithstanding any other provision of this Plan, if these conditions are satisfied, the withdrawal will be deemed to be necessary to satisfy the Participant's need, provided that the amount withdrawn does not exceed the amount of the need and the Participant has obtained all other distributions and all nontaxable loans currently available to him under all of the plans maintained by the Company.

     Withdrawals under this Section shall be effective at the end of the calendar quarter in which the Committee receives notice, provided that advance notice is given as provided above. Withdrawals shall not be made under this Section more frequently than annually.

     The claims and review procedure set forth in Section 1.5 shall apply to any request by a Participant for a withdrawal under this Section 5.7 which is denied in whole or in part by the Committee. The Committee shall have sole discretion to interpret this Section 5.7. The Committee's decision on review of the Participant's appeal shall be final and binding on all persons and shall be upheld on review unless determined to be arbitrary or capricious.

     5.8 WITHDRAWAL OF VOLUNTARY CONTRIBUTIONS. Participants shall not be permitted to make voluntary contributions under the Plan after December 31, 1988. The Committee shall continue to maintain a separate record pursuant to
Section 6.2 of the portion of a Participant's account attributable to voluntary contributions made prior to January 1, 1989 and to recharacterized excess contributions. At any time, effective as of the end of the calendar quarter, a Participant may withdraw all or any part of the account balance maintained with respect to his voluntary contributions made prior to January 1, 1989 and his recharacterized contributions upon notice in writing delivered to the Committee at least 30 days (or such shorter period as the Committee shall establish) in advance of such date. Withdrawals under this Section shall be distributed in cash. A Participant shall be deemed to withdraw the portion of his account represented by his voluntary contributions made prior to January 1, 1989 before withdrawal of any other portion of his account.


     5.9 WITHDRAWAL BY OFFICER OR DIRECTOR. Notwithstanding anything in Sections 5.7 or 5.8 to the contrary, any Officer/Director Participant who elects to make a withdrawal from the portion of his 401(k) Fund consisting of his qualified elective contributions, his voluntary contributions made prior to January 1, 1989 or recharacterized excess contributions, which are invested in the Company Stock Fund, other than in connection with a disability, shall be suspended from the Company Stock Fund for a six-month period following the date of such withdrawal during which period of suspension, the Officer/Director Participant shall not be entitled to make any contributions to the Company Stock Fund nor shall any contributions be made thereto on his behalf.

                                    ARTICLE 6

                      ALLOCATION OF INCREASES OR DECREASES
                      IN NET WORTH OF THE TRUST ASSETS AND
                      MAINTENANCE OF PARTICIPANTS' ACCOUNTS

     6.1 DETERMINATION OF INCREASE OR DECREASE IN NET WORTH
OF TRUST ASSETS. As of the last day of each calendar quarter, based on the fair market value of the investment funds provided by the Trustee pursuant to Section 8.7, the Committee shall determine separately the increase or decrease in the net worth of each of the investment funds forming a part of the retirement savings fund, the 401(k) fund, and the voluntary fund (as defined in Section 6.2) for the quarter by deducting from the fair market value of each investment fund under determination the aggregate of the following: (a) any contributions of the Company paid to and credited by the Trustee to such investment fund with respect to said quarter, and (b) the total of the account balances of all Participants with respect to such investment fund as of the last day of the quarter, reduced by any distributions from such investment fund made during said quarter and prior to the making of any of the adjustments specified in Section 6.2 hereof. Any increase or decrease in the net worth of each investment fund forming part of the retirement savings fund, the 401(k) fund and the voluntary fund shall be credited or charged to the account balances of the respective Participants as provided in Section 6.2 hereof.

     6.2 MAINTENANCE AND ADJUSTMENT OF PARTICIPANTS' ACCOUNTS. The Committee shall maintain a separate record of account for each Participant. The Committee shall maintain separate accounts of the voluntary fund, the 401(k) fund, and the retirement savings fund. The term "voluntary fund" shall mean the Participants' voluntary contributions made prior to January 1, 1989, and recharacterized excess contributions and the net earnings on such voluntary and recharacterized contributions. The term "401(k) fund" shall mean qualified nonelective deferrals and qualified elective deferrals by the Company authorized under
Section 401(k) of the Internal Revenue Code and net earnings thereon. The term "retirement savings fund" shall mean the remainder of the trust assets which do not comprise the voluntary fund and the 401(k) fund. The voluntary fund, the 401(k) fund and the retirement savings fund shall not constitute a segregated fund but each fund shall for accounting and recordkeeping purposes be treated as though separate from each other fund. The Committee shall show separately the interest of each Participant in the respective investment funds of the retirement savings fund, the 401(k) fund and the voluntary fund. The Committee shall also, for the purpose of withdrawals under Section 3.7, show separately the various portions of the Participant's retirement savings fund derived from contributions under the Plan with respect to his earnings after December 31, 1981 and prior to January 1, 1982.

     Subject to the limitations contained in Section 6.3, the Committee after determining the increase or decrease in the net worth of the respective investment funds in the retirement savings fund, the 40l(k) fund and the voluntary fund (as provided in Section 6.1) shall make the following adjustment in Participants' account balances as of the last day of each quarter:

     (a) FIRST: Allocate to the account of each Participant his share of the increase or decrease for the quarter in the net worth of each of the investment funds of the retirement savings fund, the 401(k) fund, and the voluntary fund on the basis of the ratio of his account balance with respect to each such investment fund as of the last day of such quarter to the total of all account balances with respect to each investment fund as of said date;

     (b) SECOND: After making the adjustment required above, credit the respective investment fund or funds of each Participant in the retirement savings fund, in accordance with his investment direction, with his share of the Company's contributions to that fund for such quarter and credit the respective investment fund or funds of each Participant in the 401(k) fund, in accordance with his investment direction, with his share of qualified nonelective contributions and qualified elective contributions for the quarter.

     The accounts of Participants as adjusted in accordance with this Section, subject to the limitations contained in Section 6.3, shall be determinative of the value of the interest of each Participant in the trust for all purposes until a subsequent determination is made by the Committee.

     For purposes of this Article, the terms "account for each Participant," "Participant's account," "accounts of Participants," "401(k) account" and similar phrases without limitation shall include the undistributed account balance of a Participant who shall have retired or terminated his employment, or any undistributed account balance payable to the beneficiary of a Participant who shall have died, retired or terminated his employment.

     6.3 LIMITATIONS ON ANNUAL ADDITIONS. Notwithstanding any other provisions in the Agreement, the sum of the annual additions to a Participant's account in any form for a calendar year shall not exceed $30,000 (or, if greater, one quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code) or 25% of the compensation received by the Participant from the Company within such year, whichever is less. "Annual additions" means the sum of the following: Company contributions made on the Participant's behalf, including qualified nonelective contributions and qualified elective contributions, and forfeitures allocated to the Participant's account. Annual additions for the purpose of the dollar limitation set forth above shall also include any amounts allocated to a separate account under a defined benefit plan if the purpose of such account is to provide medical benefits after retirement for the Participant, his spouse or dependents, and such participant is a key employee within the meaning of Section 416(i)(1) of the Internal Revenue Code. "Compensation" for the purposes of this Section means salary and other amounts paid for services rendered which a Participant receives during a calendar year, but not contributions made for a Participant under any employee benefit plan including this Plan, deferred compensation, stock options, and other distributions subject to special tax benefit.

     If the annual additions to a Participant's account will exceed the limitation imposed above in this Section, such additions shall be reduced to the extent necessary to bring them within the limitation by making reductions as follows: the Participant's contributions shall be returned to him to the extent necessary and if that is not sufficient (or there were no such contributions), the Participant's allocable share of Company contributions and forfeitures shall be reduced.
     If a Participant is also participating in any other qualified defined contribution plans (as defined in ERISA) maintained by the Company, the annual additions made on behalf of the Participant under any such other plans shall be aggregated with the annual additions under this Plan and such aggregate amount shall not exceed the limitation set forth above in this Section. If reduction is required, it shall be accomplished as described in the preceding paragraph.

     If a Participant is also participating in one or more qualified defined benefit plans (as defined in ERISA) maintained by the Company, then for any calendar year the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed one (1.0). Such fractions are defined in the following paragraph. If the sum of the fractions indicates that a reduction in annual additions to a Participant's account is required, such reduction shall be accomplished as provided above in this Section.

     The "defined benefit plan fraction" means a fraction in which (a) the numerator is the total projected annual benefit of the Participant under all defined benefit plans maintained by the Company and (b) the denominator is the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(b) (1) (A) of the Internal Revenue Code for such year or (ii) 1.4 multiplied by 100% of the Participant's average compensation for his high three years.
Both numerator and denominator are determined as of the close of the pertinent calendar year. The numerator is determined using the assumptions that the Participant will continue employment until normal retirement age according to the Plan and that his compensation and all other relevant factors used to determine benefits remain constant as they are for the current year. The total projected annual benefit used in the numerator shall be adjusted for the age at which benefit payments commence in accordance with Section 415(b) (2) (C), (D), and (E) of the Internal Revenue Code. For purposes of applying the limitation test, annual benefits in forms other than a straight life annuity shall be actuarially adjusted to the equivalent of such annuity.

     The "defined contribution plan fraction" means a fraction in which (c) the numerator is the sum of the annual additions to the Participant's account under all defined contribution plans maintained by the Company as of the close of the year, and (d) the denominator is the sum of the lesser of (i) or

(ii) (set forth below) determined for the year and for each prior year of service with the Company where (i) is 1.25 multiplied by the dollar limitation in effect under Section 415(c) (1) (A) of the Internal Revenue Code for such year (disregarding subsection (c) (6) thereof) and (ii) is the product of 1.4 multiplied by 25% of the Participant's compensation for the year (as determined in accordance with Section 415(c) (1) (B) of the Internal Revenue Code).

     In computing the denominator for any year ending after December 31, 1982, the Committee may elect to use the following special procedure as provided in
Section 415(e) (6) of the Internal Revenue Code. Such special procedure applies to all Participants for all years ending before January 1, 1983. The special procedure consists of multiplying the denominator as determined for the year ending in 1982 in conformity with Section 415, as in effect during 1982, by a "transition fraction." Such "transition fraction" means a fraction in which (e) the numerator is the lesser of (i) $51,875 or (ii) 1.4 multiplied by 25% of the Participant's compensation for the year ending in 1981, and (f) the denominator of such "transition fraction" is the lesser of $41,500 or 25% of the Participant's compensation for the year ending in 1981.

     After the Committee determines that the Plan satisfies the requirements of
Section 415 of the Internal Revenue Code for the last year beginning before January 1, 1983, the

Committee may utilize regulations when prescribed by the IRS under which the sum of the defined benefit plan fraction and the defined contribution plan fraction, as computed under Section 415(e) (1) of the Internal Revenue Code, as amended by TEFRA, will not be allowed to exceed one (1.0) for the year.

     Pursuant to such regulations, the Committee shall subtract the amount authorized from the numerator of the defined contribution plan fraction (not to exceed such numerator) in order to adjust such sum so that it will not exceed one (1.0).

     This Section is designed to apply the requirements of Section 415 of the Internal Revenue Code as amended by TEFRA and set forth in implementing regulations. This Section shall therefore be interpreted so as to achieve compliance with Section 415 as presently constituted and with such regulations as may be issued pursuant thereto.

     6.4 TOP-HEAVY PROVISIONS. In the event this Plan becomes "top-heavy" within the meaning of Section 416(g) of the Internal Revenue Code, the following provisions with respect to vesting, minimum benefits, and limitations on includable compensation shall take effect and remain in effect during such time as the Plan is top-heavy:

     MINIMUM BENEFITS: The Company shall contribute annually for each Participant who is a non-key employee (within the meaning of Section 416(i)(1) and (2) of the Internal Revenue Code) an amount which is not less than 3% of such

Participant's compensation (within the meaning of Section 415 of the Internal Revenue Code). Notwithstanding the foregoing sentence, the percentage referred to therein shall not exceed the percentage at which contributions are made (or required to be made) under the Plan for the key employee within the meaning of
Section 416 for whom such percentage is the highest for the year. Such highest percentage shall be determined for each key employee by dividing the contributions for such employee by that portion of his total compensation for the year which is not more than the OBRA '93 Annual Compensation Limit. For purposes of this paragraph, all defined contribution plans required to be included in an "aggregation group" pursuant to Section 416(g)(a)(A)(i) of the Internal Revenue Code shall be treated as one plan. This paragraph shall not apply to any plan required to be included in an aggregation group if such plan enables a defined benefit plan required to be included in such group to meet the non-discrimination requirements of Section 401(a)(4) or the participation requirements of Section 410 of the Internal Revenue Code. Any Company contribution attributable to a salary reduction plan or similar arrangement shall not be taken into account for purposes of Section 416(c)(2) of the Internal Revenue Code.

     ADJUSTMENT OF SECTION 415 LIMITATIONS: While this Plan is top-heavy the factor of 1.0 shall be substituted for 1.25 in computing denominators of the fractions pursuant to Section

415(e) of the Internal Revenue Code. Such substitution shall not be made if the Plan provides minimum contributions in the amount of 4% of each Participant's compensation and if the Plan would not be top-heavy if 90% were substituted for 60% in the tests for top-heaviness set forth in Section 416(g). Further, the substitution of 1.0 for 1.25 shall be suspended with respect to any Participant so long as there are no Company contributions, forfeitures or voluntary nondeductible contributions allocated to him. If the substitution applies, the dollar amount in the numerator of the "transition fraction" pursuant to Section 415(e) (6) shall be changed from $51,875 to $41,500.

     IN GENERAL: The Committee shall comply with regulations issued to prevent inappropriate omissions or avoid duplication of minimum benefits or contributions in instances where the Company has two or more plans subject to consideration. For purposes of determining the amount of the account of any Participant, such amount shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the 5-year period ending on the determination date.

     The term "determination date" means with respect to any Plan Year the last day of the preceding Plan Year.

                                    ARTICLE 7

                                    BENEFITS

     7.1 NORMAL DISTRIBUTION.   A Participant shall be entitled to receive
without forfeiture the then undistributed account balances in the retirement savings fund, the 401(k) fund and the voluntary fund adjusted to the last day of the calendar quarter coinciding with or next following the date on which (a) he retires on or after age 60, (b) he becomes permanently and totally disabled (as determined by the Committee) or (c) his employment is terminated by the Company unless such termination is for cause. The term "for cause" as used in this Plan means any of the following:

     (i)       Conviction of a felony;

     (ii)      gross negligence in performance of duties; or

     (iii) knowingly engaging in wrongful misconduct which results in substantial damage to the Company.

     7.2 DISTRIBUTION UPON DEATH. Upon the death of a Participant prior to final distribution of any amount remaining to his credit, the full value of such amount shall be distributed to the Participant's surviving spouse or if there is no surviving spouse, to any beneficiary or beneficiaries designated in accordance with Section 2.3. In the absence of a valid designation of beneficiary, any benefits payable upon death shall be distributed by the Trustee to the estate of the Participant.

     7.3 DISTRIBUTION UPON TERMINATION OF EMPLOYMENT. A Participant who terminates employment for reasons other than (a) retirement at or after age 60,
(b) total and permanent disability, or (c) termination by the Company (unless such termination is for cause) shall be entitled to receive without forfeiture his entire account balance in his 401(k) fund and voluntary fund adjusted to the last day of the calendar quarter coinciding with or next following the date on which he terminates employment, plus all or a portion of his account balance in the retirement savings fund determined as follows: 100% of the portion of his account balance in the retirement savings fund which is attributable to his account balance with respect to his earnings prior to January 1, 1982, plus a percentage of the portion of the remainder of his account balance in the retirement savings fund based upon his completed years of continuous service, as defined in Section 7.8, in accordance with the following vesting schedule:

Years of Service                   Applicable Percentage
----------------                   ---------------------
Less than 1                                   0%
     1                                       20%
     2                                       40%
     3                                       60%
     4                                       80%
     5 or more                              100%

     7.4 ALLOCATION OF FORFEITURES. Any portion of a Participant's account which the Participant is not entitled to receive in accordance with Section 7.3 shall be forfeited and shall reduce the amount of the Company contributions under Section 3.1.

     7.5 PAYMENT OF BENEFITS. The benefits provided pursuant to Sections 7.1, 7.2, and 7.3 shall be distributed to each Participant or beneficiary in a lump sum except in the case of Participants who retire after attaining age 60 and after completing at least 15 years of continuous service or who are eligible for a pension other than a deferred vested pension pursuant to the Consolidated Pension Plan for Acme Salaried and Hourly Employees or would be so eligible if they were Participants in that Plan. Such Participants as identified in the foregoing clause may elect to receive distribution in a series of installments. Except where limited by Section 401(a)(9) of the Internal Revenue Code in the manner described below in this Section 7.5, such installments may be payable in a series over a period not exceeding 30 years or in a combination of lump sum and installments, subject in either case to the following conditions:

     (a) Participants electing the installment form of payment must direct the investment of their account to the Cash Equivalents Fund and will not be permitted thereafter to change either this investment direction or the period over which the installments are payable.

     (b) Installment payments will be made on a quarterly basis with the initial installment payments in an amount of not less than $1,000; such payments will be adjusted after the end of each calendar year to an amount equal to the value of the account at the end of the year just completed divided by the number of installment payments remaining and such adjusted amount shall remain in effect until the next such adjustment.

     (c) Notwithstanding the foregoing, a Participant receiving installment payments may, at any time, elect to receive the entire remaining balance of his account as a single lump sum payment.

     (d) If a Participant receiving installment payments is reemployed by the Company, such payments shall cease and, unless the Participant elects the lump sum payment referred to in (c) above with respect to the remaining balance of his account prior to the end of the calendar quarter during which his date of reemployment falls, such remaining balance shall become subject thereafter to the investment direction, withdrawal restrictions and other provisions of the Plan.

Such benefits may be distributed in cash or other property, including, in the case of the Company Stock Fund, stock or securities of the Company, as the Participant shall direct. Commencement of payment or distribution of the account balances to which a Participant or his beneficiary is entitled shall be accomplished no later than the 60th day after the close of the Plan Year in which the Participant retires, becomes permanently and totally disabled, or terminates his employment, unless the Participant requests a later date in a signed written statement submitted to the Committee. No election is permissible which will cause a distribution with respect to the Participant in the event of his death to be more than "incidental" in amount in relation to the amount the Participant is expected to receive during his lifetime within the meaning of regulations issued by the Internal Revenue Service. The Committee may make distributions required hereunder through a paying agent appointed by the Committee. To provide the paying agent with funds to make such distributions, the Trustee shall make deposits from the trust assets to such checking account or accounts in such bank or banks (including any bank acting as Trustee hereunder) at such times and in such amounts as the Committee shall direct in writing. Funds held in any such checking account shall be held in trust by the paying agent as agent for the Trustee for the benefit of those entitled to benefits hereunder. The Committee shall designate each person authorized to draw checks or drafts on any such account and may, among other things, authorize the use of the facsimile signature of such person on such checks or drafts. The Trustee shall not be further accountable for amounts so deposited and shall not have any duty, responsibility or liability to see to the application made of such funds by the paying agent or by any person authorized by the Committee to draw checks or drafts thereon, or to ascertain that the application of such funds complies with the terms of this Agreement.

     Notwithstanding any other provisions of this Plan, the entire interest of a Participant shall be distributed in conformity to Section 401(a) (9) of the Internal Revenue Code.

     The entire interest of each Participant, if living, which is payable as a lump sum shall be distributed not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

     If such distribution is to be in periodic payments, distribution shall be made in accordance with regulations so as to be completed in a period not exceeding:
          (i)  the life of the Participant,

         (ii)  the lives of such Participant and a designated beneficiary,

        (iii) a period certain not extending beyond the life expectancy of such Participant, or

         (iv) a period certain not extending beyond the life expectancies of such Participant and a designated beneficiary.

     If such periodic distribution has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of periodic distribution in force as of the date of the Participant's death.

     If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the amount available for distribution is paid within the life expectancy of the Participant.

     If a Participant dies before periodic distribution of his interest has begun, the entire interest shall be distributed within five years after the death of such Participant, unless (x) or (y) below applies:

     (x) If, however, any portion of the Participant's interest is payable to (or for the benefit of) a designated beneficiary, such portion shall be designated in substantially equal installments (in accordance with regulations) over a period not to exceed the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). Such distributions are required to begin no later than one year after the date of the Participant's death or such later date as regulations prescribe.

     (y) If such designated beneficiary is the surviving spouse of the Participant, distribution is not required to begin until the date on which the Participant would have attained age 70-1/2. If the spouse dies before distribution begins, subsequent distributions shall be made as if the Participant had died on the date of the spouse's death.

     For purposes of applying the provisions of said Section 401(a)(9), the life expectancy of a Participant and the Participant's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually. In the case of any other designated beneficiary, such life expectancy shall be calculated once at the time benefit payments commence and shall not be recalculated (unless such calculation is discovered to be erroneous).
     Any amount paid to a child of a Participant shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to such surviving spouse when such child reaches majority (or upon another event permitted under regulations).

     7.6 DIRECT ROLLOVERS.

     (a) This Section 7.6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 7.6, a distributee may elect, at the time and in the manner prescribed by the Committee to have any portion of an eligible rollover distributed paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code, and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the distributee's rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (d) A distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

     (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     7.7 PAYMENT OF BENEFITS; INCOMPETENCY. In the event a Participant or beneficiary is declared an incompetent and a conservator or other person legally charged with his care is appointed, any benefits to which such Participant or beneficiary is entitled shall be payable to such conservator or other person legally charged with his care.

     7.8 CONTINUOUS SERVICE.

     (a) The term "continuous service" as used in this Plan means service prior to retirement or termination of employment calculated from the Participant's last hiring date in accordance with the provisions in this Section 7.8, including service with Interlake, Inc. which was credited under a prior version of this Plan and including service with Cold Metal Products Eastern, Inc., The Stanley Works, and A. J. Gerrard and Company, and with any predecessor employer designated by the Committee. After a break in continuous service, continuous service shall be calculated from the date of reemployment following the last unremoved break in continuous service.

     (b) A Participant shall not be denied credit for time lost which does not constitute a break in service.

     (c) Continuous service shall be broken if a Participant (l) quits, is discharged, or his employment is terminated for any other reason; provided, however, that any Participant transferred from Interlake, Inc. to Acme Steel Company effective May 29, 1986, pursuant to the reorganization of Interlake, Inc., or from Acme Steel Company to Acme Packaging Corporation effective
January 1, 1992, or to the Company effective June 1, 1992 pursuant to the reorganization of Acme Steel Company, shall not be deemed to have terminated his employment for purposes of this Plan; (2) is absent due to layoff which continues for more than two years; or (3) is absent due to authorized leave which continues for more than two years or leave granted by reason of non-compensable disability which continues for more than two years or leave due to compensable disability incurred during the course of employment which continues for more than 30 days after final payment of statutory compensation for such disability or after the end of the period used in calculating a lump sum payment; provided, however, that continuous service shall not be broken by absence of an employee who enters the U.S. armed forces or merchant marine for active duty having reemployment rights under the law with which he complies and is reemployed or if such break does not exceed five one-year periods of severance from service. In the case of an employee who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. Absence for maternity or paternity reasons means an absence by reason of (l) pregnancy of the employee, (2) the birth of a child of the employee, (3) the placement of a child with the employee in connection with the adoption of such child by the employee, or (4) the employee's caring for such child for a period beginning immediately following such birth or placement.

     (d) In the event that a Participant incurs a break in service causing a portion of his account to be forfeited in accordance with Section 7.4 and such Participant is reemployed by the Company within one year after such break in service, the Company shall repay the amount previously forfeited, which shall be credited to his retirement savings account as of the end of the calendar quarter in which he is reemployed.

     (e) A Participant who incurs a break in service shall lose his service for the purpose of Section 7.3. However, prior service will be restored when such former Participant is reemployed if he is reemployed (a) within one year of his break in service or (b) at any time if he had at least one year of continuous service at the time his service was broken.

     (f) Continuous service shall also include employment with a member of a controlled group of corporations of which the Company is a member or an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code and regulations issued thereunder. For purposes of this Plan a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code, determined without regard to
Section 1563(a)(4) and (e)(3)(C).

                                    ARTICLE 8

                                     TRUSTEE

     8.1 APPOINTMENT OF TRUSTEE. The trust assets shall be managed by a corporate Trustee, and such successor corporate Trustees shall be appointed from time to time by the Board of Directors of the Company.

     8.2 ESTABLISHMENT AND ACCEPTANCE OF TRUST. The Trustee shall receive the contributions of the Company and the Participants. All such contributions together with the income therefrom shall constitute a single trust, which shall be held, managed, invested and administered in trust pursuant to the terms of this Agreement and which for investment, accounting and recordkeeping purposes may be divided into separate funds as herein provided. The Trustee shall have the power to receive and hold amounts transferred to it from other plans or retirement accounts upon direction of the Committee and to establish such accounts or subaccounts within the trust as the Trustee deems appropriate to administer such transferred amounts.

     8.3 INVESTMENT OF TRUST ASSETS. The Trustees shall invest and reinvest the principal and income of the trust and keep the trust assets invested, without distinction between principal and income, in such securities or in such property as shall be necessary to create and maintain the investment funds in accordance with Section 4.1. In making such investments, the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law from time to time for trust investments. Any investment in stocks, bonds, notes, or other securities or property shall not be deemed an improper or imprudent investment merely because the Trustee has individually participated in the issuance, underwriting or original sale, whether as a member of a syndicate or in any other way, or a part or all of the proceeds received by the issuer or seller are to be used to satisfy any obligations of the issuer or seller to the Trustee individually. In addition the Trustee in its own discretion may invest funds awaiting permanent investment in the investment funds under Section 4.1 in short-term obligations of the United States, trust and participation certificates, beneficial interests in any trust, and such other short-term obligations as the Trustee deems to be appropriate for such interim investment purposes.

     Further, the Trustee may in its own discretion also invest such funds in deposits bearing a reasonable rate of interest in the banking department of the Trustee or in any other bank or similar financial institution acting as a fiduciary with respect to trust assets. The Trustee may in its own discretion also retain any portion of such funds in cash without liability for interest and may deposit cash in any depositary, including the banking department of the Trustee, or in any other banking or similar financial institution acting as a fiduciary with respect to trust assets. Notwithstanding any other provision of this Agreement, all or any part of the trust assets may be transferred to and invested in any collective investment trust then qualified for tax exemption under Section 401(a) of the Internal Revenue Code, or amendment thereof, which is then maintained by the Trustee, by an agent or Investment Agent of the Trustee, or by an investment manager appointed by the Committee. The provisions of the document governing such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this Agreement.

     8.4 VOTING OF SHARES. The Trustee shall have the voting rights with respect to all securities having voting rights held in trust pursuant to this Plan and, except as provided in Section 8.5 in the case of shares held by the Trustee in the Company Stock Fund or as provided in Section 8.15 with respect to securities held in an investment adviser account, the Trustee may in its discretion vote such shares itself or by such proxies as it may select. The Trustee shall be protected and indemnified in the manner provided in Section
8.15 against
liability for exercise of voting rights pursuant to directions received from an investment adviser.

     8.5 VOTING OF COMPANY STOCK FUND SHARES. The Trustee shall vote, in person or by proxy, shares held by the Trustee in the Company Stock Fund in such manner as it may be directed by those Participants with an interest in such fund on the last day of the most recent calendar quarter which is at least 60 days prior to the annual or special shareholders meeting at which such shares will be voted. The voting directions of each Participant shall be stated as a proportion of all shares of stock in the Company Stock Fund held by or for the account of the Trustee on the record date for such annual or special meeting of shareholders. Each Participant's proportion shall be in the ratio which his account balance in the Company Stock Fund, determined at the end of the applicable calendar quarter in accordance with Section 6.2, bears to the sum of all such account balances so determined. The Committee shall distribute appropriate forms, on which shall be recorded the ratio described in the preceding sentence, to Participants contemporaneously with the Company's solicitation of proxies for such shareholders' meeting. The form shall include a statement to the effect that voting instructions will not be effective unless received by the Trustee before the close of business on the fifth business day next preceding the date of the shareholders' meeting. The Trustee shall tabulate all voting instructions which, with respect to any matter as to which a proxy vote is solicited, differ from the recommendations set forth in the proxy statement furnished in connection with proxies solicited by the Company's Board of Directors. The sum of the ratio so tabulated with respect to each such matter shall be multiplied by the number of shares in the Company Stock Fund on the record date, and the Trustee shall vote the number of shares so determined in accordance with Participants' voting instructions; all other shares shall be voted by the Trustee, in person or by proxy, in accordance with the recommendations set forth in the proxy statement furnished in connection with proxies solicited by the Company's Board of Directors.

     In the event of a tender or exchange offer for shares of the Company common stock, the Trustee shall tender shares held by the Trustee in the Company Stock Fund in proportion to the voting directions of Participants with an interest in such fund on the last day of the most recent calendar quarter which is at least 60 days prior to the date of the tender or exchange offer. The voting directions of each Participant shall be stated as a proportion of all shares of stock in the Company Stock Fund held by or for the account of the Trustee on the last day on which shares can be tendered in response to the tender or exchange offer. Each Participant's proportion shall be the ratio which his account balance in the Company Stock Fund, determined at the end of the applicable calendar quarter in accordance with Section 6.2, bears to the sum of all such account balances so determined. As soon as is practicable after receipt of the tender or exchange offer, the Committee shall distribute appropriate forms which indicate the ratio described above along with copies of the tender or exchange offer or other materials which reasonably inform Participants of the terms of the offer. The form shall include a statement to the effect that a Participant's directions to tender the proportion of Company stock in the fund attributable to his interest in the fund shall not be effective unless received by the Trustee before the close of business on the fifth business day preceding the last day on which shares can be tendered by the Trustee in response to the offer. The Trustee shall tabulate all directions by Participants to tender shares in the Company Stock Fund and shall determine the ratio of the account balances in the Company Stock Fund as of the end of the applicable quarter of all Participants giving such directions to the sum of the account balances in the Company Stock Fund of all Participants. The ratio so tabulated shall be multiplied by the number of shares in the Company Stock Fund on the last day on which shares can be tendered and the Trustee shall tender the number of shares so determined in response to the tender or exchange offer. All other shares in the Company Stock Fund shall not be tendered. The Trustee shall allocate the proceeds or other property received as a result of the tender to in the Common Stock Fund when received by the Trustee.

The directions of each Participant as to any tender or exchange offer shall be held in strict confidence by the Trustee and shall not be disclosed by the Trustee except pursuant to an order of a court having proper jurisdiction.

     If any Company common stock is held in the Diversified Investment Fund, the provisions of this Section 8.5 as to the voting or tender of Company common stock shall apply to such Company common stock in the same manner as if it were held in the Company Stock Fund.

     8.6 POWERS OF TRUSTEE. In furtherance and not in limitation of its investment authority, the Trustee shall have full power and authority to deal with all or any part of the trust assets, including, without limitation: to invest, reinvest, and change investments; to acquire shares of Company common stock or securities convertible into Company common stock, on the open market or from the Company; to sell for cash or on credit, convey, or convert, redeem or exchange, all or any part of the trust assets; to borrow, and to pledge as security for such borrowings all or any part of the trust assets; to enforce, by suit or otherwise, or to waive its rights on behalf of the trust; to compromise, adjust and settle any and all claims against or in favor of it or the trust; to vote, or give proxies to vote, any stock or other security (except as provided in Section 8.5); to waive notice of meetings; to oppose, participate in and consent to the reorganization, merger, consolidation or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements; to hold investments unregistered, or to register them in its name, as Trustee, or in the name of a nominee; to make, execute, acknowledge and deliver any and all such instruments that it shall deem necessary or appropriate to carry out the powers herein granted; and generally to exercise any of the powers of an owner with respect to all or any part of the trust assets. No person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transaction by it or on its behalf.

     8.7 VALUATION OF INVESTMENT FUNDS. As of the last day of each month the Trustee shall determine the fair market value of the respective investment funds and notify the Committee in writing of such fair market value as so determined. The fair market value of each investment fund shall be the fair market value of all securities and other assets then held in such funds, including income accrued and unpaid at the close of the month. In determining fair market value the Trustee may rely upon any information that it believes to be reliable including reports of sales and of bid and ask prices of issues listed on an exchange as disclosed in newspapers of general circulation or in generally recognized financial services quotations with respect to unlisted issues as supplied by any reputable broker or investment bank or from any other source that the Trustee believes to be reliable, or the Trustee may make any such determination based upon its own analysis of such records or reports of any company issuing such stock or other securities as are made available to it. The Trustee shall be entitled to rely conclusively upon information which it believes to be reliable, and the Trustee's determination with respect to fair market value shall be final and conclusive upon all persons.

     8.8 PAYMENT FROM THE TRUST ASSETS. The Trustee, upon the written direction of the Committee, shall make payments out of the trust assets to such persons, including any paying agent provided for in Section 7.7, in such manner, in such amounts, from such investment funds, and for such purposes as may be specified in the written direction of the Committee and the Trustee shall have no duty to question the propriety of any such direction. Upon any such payment being made, the amount thereof shall no longer constitute a part of the trust assets. The Trustee shall not be responsible in any way for the application of such payments or for the adequacy of the trust assets to meet and discharge any and all liabilities under the Plan.

     8.9 EMPLOYMENT OF AGENTS AUTHORIZED. The Trustee shall have the power to employ suitable agents, including but not limited to auditors, accountants, and legal and other counsel, and to pay reasonable compensation for their services. Such agents may be persons acting in a similar capacity for the Company. To the extent permitted by ERISA, the opinion of any such agent shall be complete authority and protection for any action taken or omitted by the Trustee acting in good faith and in accordance with such opinion. The Trustee may employ agents and delegate to them ministerial duties.

     8.10 PAYMENT OF COMPENSATION, EXPENSES AND TAXES. The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon between the Company and the Trustee. The Trustee shall be reimbursed for all reasonable expenses incurred by it in the administration of the Trust. Such compensation and expenses shall be paid by the Company, but until paid shall constitute a charge or lien upon the trust assets. All taxes of any and all kinds whatsoever that may be levied or assessed under existing OR future laws upon, or in respect of, the trust assets or the income therefrom, and investment expenses, shall be paid from the trust assets.

     8.11 FISCAL YEAR. The books of account and records of this Plan and trust shall be kept on a calendar year basis.

     8.12 ACCOUNTING. The Trustees shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Company.

     Within 120 days following the close of each fiscal year of the Trust and within 30 days after the removal or resignation of a Trustee as provided in
Section 8.14 hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during the period from the last such accounting, and a list of the trust assets and their current value as of the end of the fiscal year. Such account may be in the form of monthly or quarterly statements which taken together reflect the matters set forth in the preceding sentence. Upon the expiration of 90 days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Company shall file with the Trustee written objections within such 90 day period. The approval of any accounting, act or procedure by the Company shall fully discharge the Trustee with respect thereto. Nothing herein contained, however, shall be deemed to preclude the Trustee from having any accounting approved by a court of competent jurisdiction.

     No person other than the Company may require an accounting or bring an action against the Trustee with respect to the Trust created hereby or its actions as Trustee.

     8.13 IMMUNITY OF TRUSTEE.   (a) The Trustee shall not be liable for the
making, retention, or sale of any investment or reinvestment made by it, as herein provided, nor for any loss to, or diminution of, the trust assets, unless due to willful misconduct or lack of good faith.

     (b) The Trustee shall be fully protected in relying upon a certification of the members of the Committee with respect to any instruction, direction, tabulation, or advice of the Committee and also in relying upon the certification of an officer of the Company as to the membership of the Committee as it then exists and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee. The Trustee shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

     (c) The Trustee shall be held harmless and indemnified by the Company against all claims and liabilities and all expenses reasonably incurred or imposed upon it in connection with or resulting from any action, suit, or proceeding, or settlement or compromise thereof approved by the Company, to which the Trustee may be made a party by reason of any action or alleged action, either of omission or commission, performed by it while acting as Trustee, except in relation to matters as to which recovery shall be had against it by reason of a final adjudication in such action, suit or proceeding finding the Trustee guilty of willful misconduct or lack of good faith.

     (d) The Trustee shall not be liable for any neglect, omission, or wrong-doing of any agent where reasonable care has been exercised in his selection.

     8.14 REMOVAL, RESIGNATION AND APPOINTMENT OF SUCCESSOR TRUSTEE. The Trustee may be removed by the Company upon 30 days' notice in writing to the Trustee and the Committee. The Trustee may resign as of the end of any calendar year upon 30 days notice in writing to the Company and the Committee. Upon such removal or resignation of a Trustee, the Company shall appoint a successor trustee who shall have the same powers and duties as those conferred hereunder upon the Trustee, and upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee, the assets then constituting the trust fund. The Trustee is authorized, however, to reserve such reasonable sum of money as it may deem advisable, to provide for any sums chargeable against the Trust for which it may be liable, and for payment of its fees and expenses in connection with the settlement of its accounts or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee.

     8.15 APPOINTMENT OF INVESTMENT ADVISER. Notwithstanding anything above to the contrary, the Committee shall have the right from time to time to appoint and remove an investment adviser and to direct the segregation of any part or all of the trust assets into one or more accounts, to be known as "investment adviser accounts" and if it does so, it shall appoint an individual, partnership or corporation as investment adviser to manage the portion or portions of the trust assets so segregated. An "investment adviser" is any fiduciary other than a "named fiduciary" or a Trustee of this Plan and Trust who (a) has the power to manage, acquire, or dispose of any portion of the Trust Fund; (b) is registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in that Act, or an insurance company qualified to perform the services described herein; and (c) has acknowledged in writing that he is a fiduciary
with respect to the Plan.   Written notice of any such appointment and/or
removal shall be given to the Trustee and the investment adviser so appointed. As long as such investment adviser is acting, such investment adviser shall have full authority to direct the Trustee with respect to the acquisition, retention, management, disposition of the assets from time to time comprising the investment adviser account being managed by such investment adviser and the voting of the proxies thereon, and the Trustee shall have no duty or obligation to review the assets from time to time comprising such investment adviser account, to make any recommendations with respect to the investment, reinvestment or retention thereof, nor with respect to the voting of proxies thereon, nor to determine whether any direction from such investment adviser is proper or within the terms of the Plan.

     The Trustee shall have no liability or responsibility to the Company or any beneficiary of the Trust for acting without question on the direction of, or for failure to act in the absence of directions from, the investment adviser for any investment adviser account. The Trustee may assume that any investment adviser account previously established and the appointment of any investment adviser for that account continues in force until receipt of written notice to the contrary from the Company. Pending receipt of directions from the investment adviser, any cash received by the Trustee from time to time for any investment adviser account may be retained by the Trustee, in its discretion, in cash, without any liability for interest. In addition, the Company will indemnify the Trustee and hold it harmless from any liability or expense in connection with or arising out of (a) any action taken or omitted or any investment or disbursement of any part of the trust assets made by the Trustee at the direction of the investment adviser or any inaction with respect to the trust assets in the absence of directions from the investment adviser, or (b) any action taken by the Trustee pursuant to a notification of an order to purchase or sell securities issued by an investment adviser directly to a broker or dealer under a power of attorney.

     8.16 DIVISION OF RESPONSIBILITY. The various responsibilities assigned to the Trustee and other fiduciaries (in the sense of the ERISA definition of fiduciary) pursuant to this Agreement are intended to be allocated to each fiduciary separately and no responsibility pursuant to this Agreement shall be shared with another fiduciary hereunder unless the Agreement specifically provides for sharing. The Trustee shall have the sole responsibility for the management of assets held by it subject to this Agreement except as to assets for which a third person investment adviser or investment agent is appointed. The Company shall have the sole responsibility for making contributions to provide benefits under the Agreement and shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate the Plan. The Committee shall have the sole authority for the administration of this Plan. Each of the fiduciaries may rely upon any direction, information, or action of another fiduciary furnished or taken pursuant to this Plan as being proper without inquiry into the propriety thereof. Each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and, as permitted by ERISA, shall not be responsible for any act or failure to act of another fiduciary.

                                    ARTICLE 9

                       AMENDMENT, TRANSFER AND TERMINATION

     9.1 AMENDMENT. The Company shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan and trust created by this Agreement. Any amendment shall be made in writing and shall be approved by the Board of Director of the Company and signed by one or more duly authorized officers of the Company. However, no such amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or permit any portion of the Trust Fund to revert to or become the property of the Company. No amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent. Any such amendment shall become effective upon delivery to the Trustee of a written instrument authorized by the Board of Directors and executed by the Company and the Trustee.

     The Company also shall have the right to make any amendment retroactively which is necessary to qualify the Plan as amended for tax exemption or to bring the Plan into conformity with the Internal Revenue Code and regulations thereunder. If any amendment is made which affects the vesting schedule of benefits under the Plan, or if such vesting schedule is changed by reason of the operation of the "top-heavy" provisions in Section 6.4 hereof, each Participant who has five or more years of service may elect, within a reasonable period after such an amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or the change becomes operative and shall end on the later of:

     (1)  60 days after adoption of the amendment or operation of the change,

     (2)  60 days after the amendment of the change is effective, or

     (3) 60 days after the Participant is issued written notice of the amendment or change by the Committee.

     However, no amendment may be made to the Plan unless in compliance with
Section 411(d)(6) of the Internal Revenue Code, which generally prohibits any decrease in a Participant's account balance or elimination of an optional form of distribution.

     Notwithstanding anything in this Section 9.1 to the contrary, those portions of this Plan which constitute a formula that determines the amount, price and timing of grants or awards of equity securities of the Company to an Officer/Director Participant, may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA or the rules thereunder.

     9.2 TRANSFER OF ASSETS. This Plan may not be merged or consolidated with, nor its assets or liabilities transferred to another Plan unless provisions are made so that each Participant or beneficiary would immediately thereafter be entitled to receive a benefit at least as great as the benefit he would have been entitled to receive from this Plan immediately beforehand, assuming for purposes of this test that this Plan had terminated immediately before and the successor Plan had terminated immediately after the transaction in question.

     9.3 TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS. The Company has the right pursuant to resolution of its Board of Directors to suspend its contribution hereunder for any period of time or to terminate this Plan by delivering to the Trustee and the Committee written notice of such suspension of contributions or termination.

     In the event of termination of the Plan the Company shall direct the Trustee with respect to providing for the expenses of the Plan and allocating
assets in the manner prescribed by ERISA.   Upon the termination or partial
termination of the Plan or upon complete discontinuance of contributions hereunder by the Company, the amounts credited to the Participants' accounts as of such date shall be nonforfeitable.

     9.4 DISCONTINUANCE OF PARTICIPATION. In the event an Officer/Director participant ceases to make voluntary contributions to the Company Stock Fund, such Officer/Director participant may not commence such contributions again in the

Company Stock Fund for at least six months after the date on which he ceased making contributions.
                                   ARTICLE 10

                     COVERAGE OF EMPLOYEES OF SUBSIDIARIES

                          AND NEWLY ACQUIRED FACILITIES

     The Committee shall have the power to authorize participation in the Plan by any subsidiary corporation affiliated with the Company within the meaning of
Section 1504 of the Internal Revenue Code. Subject to receipt of written authorization and approval from the Committee, any such subsidiary by resolution of its own Board of Directors may adopt the Plan and Trust hereby created. From and after the date as of which such subsidiary shall adopt this Plan, it shall be included within the meaning of the word "Company" for all purposes hereunder, except that the provisions of Article 1 (pertaining to the appointment of the Committee), Article 8 (pertaining to the Trustee), and Article 9 (pertaining to amendments to or termination of the Plan and Trust), shall apply only to Acme Metals Incorporated unless expressly provided therein to the contrary.
Certified copies of resolutions of the adopting subsidiary shall be filed with the Committee and the Trustee.

     The Committee shall also have the power to designate which groups of employees of any subsidiary described in the preceding paragraph or any newly acquired facility are to be considered "employees" within the meaning of Section
2.2 and
to designate the periods of continuous service recognized under Sections 2.1 and
7.8 for employees of subsidiaries or newly acquired facilities who become covered by this Plan.

     Actions by the Committee pursuant to this Article 10 shall be taken on a non-discriminatory basis and shall be consistent with the requirements of Sections 401(a) and 410(b) of the Internal Revenue Code and regulations thereunder.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

     11.1 PARTICIPANTS' RIGHTS, ACQUITTANCE. Neither the establishment of the Trust created hereby, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or employee thereof or against the Committee or the Trustee, except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

     11.2 SPENDTHRIFT CLAUSE. The benefits, payments, proceeds, claims or privileges of any Participant or his beneficiaries hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary, nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this Agreement, PROVIDED, HOWEVER, that such restriction on alienation shall not apply in the case of a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code. A domestic relations order entered before January 1, 1985 shall be treated as qualified if payment of benefits pursuant to such order has commenced as of such date. Such an order may nevertheless be treated as qualified, in the sole discretion of the Committee, if payments of benefits have not commenced as of such date, even though such order does not comply with Section 414(p) of the Internal Revenue Code.

     11.3 DELEGATION OF AUTHORITY BY THE COMPANY. Whenever the Company under the terms of this Agreement is permitted or required to do or perform any act it shall be done or performed by an officer thereunto duly authorized by the Board of Directors of the Company.

     11.4 CONSTRUCTION OF AGREEMENT.   This Agreement shall be construed
according to the laws of the State of Illinois, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such state to the extent such laws are not preempted by ERISA.

     11.5 GENDER AND NUMBER; HEADINGS. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction hereof.

     11.6 LIMITATION OF LIABILITY; EXHAUSTION OF REMEDIES. Except for willful misconduct or fraud and except as provided by ERISA, neither the Company, the Committee, nor the Trustee shall be subject to any liability in connection with this Agreement. No proceeding for the purpose of obtaining a determination by a court with respect to any question affecting this Agreement or any rights hereunder may be commenced unless such question has been presented in writing to the Committee, accompanied or supplemented by such supporting information as the Committee may reasonably require, and the Committee has had an opportunity to render a decision and, if requested, to conduct a full and fair review of such decision rendered, all in accordance with Section 1.5 hereof. The Committee shall have sole discretion in the interpretation of the Plan and its decisions shall be final and binding on all persons. On review, decisions of the Committee shall be upheld unless determined to be arbitrary or capricious.

     In any action or proceeding involving Plan assets or any property constituting part or all thereof, or the administration thereof, employees or former employees of the Company or their beneficiaries or any other person having or claiming to have an interest in this trust shall not be necessary parties and shall not be entitled to any notice of process.

     Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this trust.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Plan to be executed by their duly authorized officers and their respective corporate seals to be hereunto affixed on this 28th day of December, 1994, effective as of November 1, 1994.
                                        ACME METALS INCORPORATED

                                        /s/ J. F. Williams
                                   By
                                        --------------------------------
                                        Vice President-Chief
                                        Financial Officer
ATTEST:

/s/ Roberta A. Glab
--------------------------
Assistant Secretary
                                        HARRIS TRUST AND SAVINGS BANK


                                        /s/ Katherine B. Allen
                                   By
                                      ----------------------------------

ATTEST:

--------------------------